SECURITIES AND EXCHANGE COMMISSION


                           Washington, D. C. 20549


                                  FORM  8-K


                                CURRENT REPORT




                     Pursuant to Section 13 or 15 (d) of
                     the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)  January 3, 1995
                                                     ----------------------


                           20th Century Industries
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            (Exact name of registrant as specified in its charter)



                                  CALIFORNIA
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                (State or other jurisdiction of incorporation)



               0-6964                             95-1935264
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     (Commission File Number)          (IRS Employer Identification No.)



         6301 Owensmouth Avenue, Suite 700, Woodland Hills, CA  91367
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                   (Address of principal executive offices)



    Registrant's telephone number, including area code (818)  704-3700
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       (Former name or address, if changed since last report)    NONE
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


    Item 5     Other Events



             On January 3, 1995, the Registrant announced the appointment of Robert M. Sandler and Howard I. Smith to the company's Board of Directors. Both of the new directors are executives with American International Group, Inc. (see attached News Release).



                           SIGNATURES
                           ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  20TH CENTURY INDUSTRIES




Date:    1-5-95	                   John R. Bollington
       ---------------             -----------------------------------
                                   Secretary, Senior Vice President
                                   and General Counsel

     20th Century Industries


- ------------------------------------------------------------------------------
     NEWS
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                                 Contact:    Jeanne Ouellette or
                                             Rob Williams at 213/629-4974

                                             Company contact: Rick Dinon
                                             or Ric Hill at 818/704-3595


     FOR IMMEDIATE RELEASE                   January 3, 1995
     ---------------------


       NEW MEMBERS APPOINTED TO 20TH CENTURY BOARD OF DIRECTORS
       --------------------------------------------------------

     (WOODLAND HILLS, CA) -- John B. DeNault, chairman of the Board of 20th Century Industries (NYSE: TW), today announced the appointment of Robert
     M. Sandler and Howard I. Smith to the company's Board of Directors. Both of the new directors are executives with American International Group, Inc. (NYSE: AIG).

     DeNault said that a capitalization and strategic alliance agreement between 20th Century and AIG was approved by company shareholders late last month. Under the plan, AIG invested $ 216 million of equity capital in 20th Century in return for convertible preferred stock and warrants. As the holder of the preferred stock, AIG is entitled to name two directors to the 20th Century Board.

     Since 1984, Sandler, 52, has been senior vice president, senior casualty actuary and senior claims officer of AIG. In 1990, he assumed responsibility for developing AIG's domestic personal lines operations, and in 1994 he was named to the additional position of Chairman of American International Underwriters (AIU), the company's overseas property-casualty operation.

     Smith, 50, has been senior vice president and comptroller of AIG since 1987. He joined AIG in 1984 as Vice President and Comptroller. Prior to joining the company, he spent 19 years with Coopers & Lybrand and was the partner in charge of the firm's New York office insurance practice.


                                   - more -



             6301 Owensmouth Avenue | Woodland Hills, California 91367

     20TH CENTURY INDUSTRIES
     Add One


     The New York-based American International Group, Inc. is the leading U.S.-based international insurance organization and the nation's largest underwriter of commercial and industrial coverages. Its member companies write property, casualty, marine, life and financial services insurance in approximately 130 countries and jurisdictions, and are engaged in a range of financial services businesses. At September 30, 1994, AIG reported assets of $ 115 billion.

     20th Century Industries is a publicly-held company currently traded on the New York Stock Exchange under the trading symbol TW. Wholly-owned subsidiaries are 20th Century Insurance Company, which markets automobile and excess liability insurance, and 21st Century Casualty Company, which markets automobile insurance.

     Both insurance subsidiaries sell directly to consumers without agents. Formed in Los Angeles in 1958, 20th Century is now the fifth-largest insurer of private passenger automobiles in California. The company reported over $ 1.1 billion in revenues as of December 31, 1993, and insures over one million automobiles in the state. 20th Century Industries and subsidiaries' offices are located at 6301 Owensmouth Avenue, Woodland Hills, CA 91367; 818-704-3514.





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